RICHARD P. CRYSTAL
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
Know all by these presents, that the undersigned
hereby makes, constitutes and
appoints each of Steven J. Schneider and Gary D. Cohen,
each acting individually,
as the undersigned?s true and lawful attorney-in-fact,
with full power and authority
as hereinafter described on behalf of and in the name,
place and stead of
the undersigned to:
(1)	prepare, execute, acknowledge, deliver and
file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of The Finish Line, Inc., an Indiana corporation (the ?Company?), with the United States
Securities and Exchange Commission, any national
securities exchanges
and the Company, as considered necessary
or advisable under Section 16(a) of the Securities
Exchange Act of 1934 and the rules
and regulations promulgated thereunder, as amended from time to time (the ?Exchange Act?);
(2)	seek or obtain, as the undersigned's representative
and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including
brokers, employee benefit
plan administrators and trustees,
and the undersigned hereby authorizes any such person
to release any such information to the undersigned and
approves and
ratifies any such release of information; and
(3)	perform any and all other acts which in
the discretion of such attorney-in-fact
 are necessary or desirable for and on
behalf of the undersigned in
connection with the foregoing.
The undersigned acknowledges that:
(1)	this Power of Attorney authorizes,
but does not require, each such attorney-in-fact
to act in their discretion on information provided
to such attorney-in-fact without independent verification
of such information;
(2)	any documents prepared and/or executed by
either such attorney-in-fact on
behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion,
deems necessary or desirable;
(3)	neither the Company nor either of such attorneys-in-fact
assumes (i) any
liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(4)	this Power of Attorney does not relieve the undersigned
from responsibility for compliance
with the undersigned?s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.
The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked by the unde rsigned in a signed writing delivered to each such attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28 day of October 2009.


Signature : /s/ Richard Crystal


Print Name: Richard Crystal


STATE OF New York)

COUNTY OF Queens)
On this 28 day of October, 29, 2009 personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



Notary Public: /s/ Doris Arroyo

My Commission Expires:December 15, 2010